PRINCIPAL UNDERWRITER'S AGREEMENT



         IT IS HEREBY AGREED by and between NORTH AMERICAN LIFE AND CASUALTY COMPANY ("INSURANCE COMPANY") on behalf of NALAC VARIABLE ACCOUNT A (the "Variable Account") and NALAC FINANCIAL PLANS, INC. ("PRINCIPAL UNDERWRITER") as follows:


                                        I


        INSURANCE COMPANY proposes to issue and sell Individual Single Premium Variable Life Insurance Policies (the "Policies") to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Policies to be sold are more fully described in the registration statement and the prospectuses hereinafter mentioned. Such Policies will be issued by INSURANCE COMPANY through the Variable Account.

                                       II


         INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Policies issued through the Variable Account. PRINCIPAL UNDERWRITER will sell the Policies under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Policies as specified in the prospectus.


                                       III


         PRINCIPAL UNDERWRITER agrees that it shall undertake at its own expense, to perform all duties and functions which are necessary and proper for the distribution of the Policies.


                                       IV


         PRINCIPAL   UNDERWRITER  shall  be  compensated  for  its  distribution services with respect to the Policies covered hereby to the extent necessary for PRINCIPAL UNDERWRITER to meet its obligations pursuant to selling agreements with approved broker/dealers.


                                        V


         On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Policies. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectus as PRINCIPAL UNDERWRITER shall request.


                                       VI


         PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Policies or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statement or prospectus filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                       VII


         Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.



                                      VIII


         This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

         This Agreement may at any time be terminated by either party hereto upon 60 days written notice to the other party.

         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

         IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to
be  signed  on  their  behalf  by  their  respective   officers  thereunto  duly
authorized.

         EXECUTED this 19th day of November, 1987.



                                INSURANCE COMPANY

                                NORTH AMERICAN LIFE AND
                                CASUALTY COMPANY


                                    /s/ Lowell C. Anderson
                                BY: _____________________________
                                    Lowell C. Anderson, President
         /s/Michael Westermeyer
ATTEST: _______________________
              Secretary

                                PRINCIPAL UNDERWRITER

                                NALAC FINANCIAL PLANS, INC.


                                     /s/ Thomas B. Clifford
                                BY: _________________________________
                                    Thomas B. Clifford, Exec. Vice Pres.
         /s/Michael Westermeyer
ATTEST: ____________________
              Secretary